MARKETING AND DISTRIBUTION AGREEMENT

                  NET2PHONE, INC. and AMERICOM ONLINE.COM, INC.


This Marketing and Distribution Agreement ("Agreement") is made and effective this 3rd day of April, 2000 by and between Net2Phone, Inc. ("NET2PHONE"), a Delaware Corporation with offices at 171 Main Street, Hackensack, New Jersey 07601 USA and AmericomOnline.com, Inc., ("AMERICOM"), a Delaware corporation with offices at 6115 Jimmy Carter Boulevard, Suite A, Norcross, Georgia 30071.

     WHEREAS, NET2PHONE wishes to sell a range of products and services in a retail and distributor channel; and

     WHEREAS, AMERICOM has experience and access to certain markets within the retail and distributor channel.

     NOW,  THEREFORE,   in  consideration  of  the  premises,  as  well  as  the
obligations herein made and undertaken, the parties, intending to be legally bound, do hereby agree as follows:


                     I. NET2PHONE'S OBLIGATIONS to AMERICOM

1.1 NET2PHONE hereby appoints AMERICOM as its exclusive representative for certain accounts ("Accounts") as specified in Exhibit A: (the "Accounts & Commissions "), attached hereto, which may be modified from time to time upon written agreement of the parties, for certain products and services (collectively the "Products") made available to AMERICOM by NET2PHONE for sale through NET2PHONE's channel distribution program as specified in Exhibit B (the "Net2Phone Products"), which Exhibit B shall be subject to change, at NET2PHONE's sole discretion, from time to time upon written notification to AMERICOM.

1.2 NET2PHONE shall furnish to AMERICOM sales materials, sample kits, order forms, advertising literature, and sale price lists of the Products to be distributed by AMERICOM. Such materials shall remain the exclusive and absolute property of NET2PHONE and all such material not distributed in accordance with the terms of this Agreement shall be returned immediately upon request.

1.3 All prices and terms of sale shall be established by NET2PHONE, and shall be subject to change at NET2PHONE's sole discretion, upon written notice to AMERICOM.

1.4 NET2PHONE shall provide AMERICOM and AMERICOM's employees with reasonable training and instruction in connection with the Products, as shall be determined by NET2PHONE in its sole discretion.

NET2PHONE shall advise AMERICOM of material communications relating to the Accounts.

NET2PHONE shall directly invoice the Accounts, and send a copy of such invoices to AMERICOM.

Net2Phone shall compensate AMERICOM in accordance with the terms of Article III.

                     II. AMERICOM'S OBLIGATIONS to NET2PHONE

2.1 AMERICOM agrees to use good faith efforts to sell, promote and support the Products in an effort to increase the sales and market share of the NET2PHONE Products.


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2.2 AMERICOM will coordinate and disburse written materials,  literature,  sales programs, pricing, and policies for NET2PHONE to the Accounts.

2.3 AMERICOM will conduct all of its business in its own name as an independent contractor. AMERICOM will pay all expenses relating to its office and activities and be responsible for the compensation and expenses of its employees.

2.4 AMERICOM shall comply with NET2PHONE's reasonable written policies which are provided to AMERICOM, and shall communicate same to the Accounts.

2.5 AMERICOM shall present all orders as received from the Accounts and shall not, without NET2PHONE's prior written approval, alter, enlarge or limit orders; accept the return of or make any allowance for Products sold. Orders are subject to NET2PHONE's acceptance and shall not be binding on NET2PHONE unless accepted by NET2PHONE.

2.6 AMERICOM shall promptly furnish to NET2PHONE any information that it may have, from time to time, relative to the credit standing of any of its Accounts.

2.7 AMERICOM agrees that it will attend, at NET2PHONE's request, a reasonable number of Account-specific trade shows necessary for the promotion of
NET2PHONE's Products and will perform such tasks as reasonably required by NET2PHONE at such trade shows.

2.8 AMERICOM agrees to make no false or misleading representations with respect to NET2PHONE or NET2PHONE's Products. AMERICOM shall make no express or implied warranties to customers or prospective customers or their representatives or to any other person on behalf of NET2PHONE with respect to any of NET2PHONE's Products without NET2PHONE's express written consent. AMERICOM agrees to hold NET2PHONE harmless from all damages resulting from AMERICOM's breach of obligations under this paragraph.

                            III. FINANCES & EXPENSES

3.1 NET2PHONE shall compensate AMERICOM for sales of NET2PHONE's Products to Accounts in the amounts set forth in Exhibit A, and shall award AMERICOM stock options in accordance with the terms of Exhibit C.

3.2 AMERICOM's commissions shall be a percentage of the "Net Invoice Revenue" collected from the Accounts based upon the then- current Net Invoice Price as of the time of any such sale or order, set forth on Exhibit B. "Net Invoice Revenue" shall mean the total amount collected from an Account excluding shipping charges, mailing costs, taxes, insurance, freight allowances, and returns.

3.3 Commissions will be paid within thirty (30) days after the end of the month in which shipment was made, together with a detailed reconciliation and explanation of commissions paid; provided, however, that with respect to sales resulting in a commission less than One Hundred ($100) Dollars, such commission shall be paid within sixty (60) days.

3.4 NET2PHONE may deduct from any commission due AMERICOM the amount of any commissions previously paid or credited to AMERICOM on any sale of NET2PHONE's Products to the extent that such commission has been paid or credited with respect to any Product returned by the Account or on allowances credited to the Account for any reason by NET2PHONE.

3.5 In the event an Account fails to pay an invoice, after NET2PHONE has taken reasonable steps to effectuate collection, NET2PHONE shall advise AMERICOM in writing of its intent to charge back commissions on the unpaid balance of such invoice. NET2PHONE may then deduct the amount of commissions earned on the unpaid invoice amount from AMERICOM's next commission check. However, NET2PHONE shall have the option to request that AMERICOM take reasonable steps to collect the entire amount of the debt or any portion thereof and upon collection, retain the appropriate commission percentage of collected revenue, as specified in Exhibit A, and remit to NET2PHONE the balance of the amount collected, if any. In the event that AMERICOM shall not succeed in collecting such unpaid Account balance, AMERICOM shall not be required to commence legal action against any Account(s), and AMERICOM shall not be held responsible to remit any such unpaid Account balance, notwithstanding commission chargebacks.

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                              IV. LEGAL FORMALITIES

4.1 NET2PHONE's Exclusive Rights. NET2PHONE is and shall at all times be and remain the owner of the Products, the NET2PHONE services (the "Services"), the NET2PHONE software (the "Software") and the NET2PHONE hardware (the "Hardware") including, without limitation, the intellectual property rights associated therewith and AMERICOM shall not at any time be deemed to have acquired any right in and to such property. AMERICOM shall not sell the Products under a private label without the prior written consent of NET2PHONE, and AMERICOM shall not sell any competing Internet protocol telephony products, services, software and/or hardware similar to or the same as the Products, Services, Software and/or Hardware provided by NET2PHONE. AMERICOM shall not reproduce, decompile, disassemble or reverse engineer any of NET2PHONE's Hardware or Software in any manner whatsoever for any purpose. AMERICOM shall not use NET2PHONE's trademarks, trade names, service marks, copyrights, patents or logos ("Marks") without NET2PHONE's prior written consent. AMERICOM shall not interfere or cause any third party to interfere with NET2PHONE's intellectual property rights. All Marks as well as NET2PHONE's trade secrets, trade practices, copyrights, patents, operating practices and procedures, good will, and all other items tangible or intangible, used presently or in the future, are the assets of NET2PHONE and shall remain NET2PHONE's exclusive property. Should AMERICOM violate this provision NET2PHONE shall be entitled to terminate this Agreement and obtain immediate injunctive relief in addition to any other legal rights and remedies available to NET2PHONE.

4.2 Confidentiality. Neither party to this Agreement shall disclose the terms and conditions of this Agreement to any third party, nor will either party issue a press release and/or otherwise disclose the existence of this Agreement to the media or general public, without the express written consent of the other. During the term of this Agreement, AMERICOM may obtain confidential or proprietary information regarding NET2PHONE or its affiliates ("Confidential Information"). AMERICOM shall hold such Confidential Information in strict confidence and shall not reveal same without NET2PHONEs' express written consent. Should AMERICOM violate this provision NET2PHONE shall be entitled to terminate this Agreement and obtain immediate injunctive relief in addition to any other legal rights and remedies available to NET2PHONE.

4.3 Change in NET2PHONE Procedure. NET2PHONE reserves the right to change the billing, pricing, carrier, and any other procedure contained herein in its absolute and final discretion. AMERICOM will be notified in writing of such changes, the effective date of such changes, and of any resulting material effect upon AMERICOM's or NET2PHONE's obligations under this Agreement; and such notice shall be incorporated herein and shall become an amendment to this Agreement.

4.4 Term & Termination. The term of this Agreement is one (1) year from the date first written above (the "Initial Term"). This Agreement shall thereafter be renewed on an annual basis, subject to termination by either party upon thirty
(30) days prior written notice to the other party. NET2PHONE may terminate this Agreement immediately upon notice to AMERICOM and recover from AMERICOM any and all amounts due NET2PHONE from AMERICOM, if any, under this Agreement, in the event (i) AMERICOM fails to perform AMERICOM's obligations hereunder, or (ii) AMERICOM is declared insolvent or bankrupt, or a petition is filed in any court of competent jurisdiction under the applicable bankruptcy laws, including for liquidation or reorganization. In addition, NET2PHONE may terminate this Agreement immediately if the passage or adoption of any law, rule or regulation would make it materially more expensive for NET2PHONE to provide the Services under this Agreement or pursuant to a determination that the provision of Services under this Agreement is contrary to existing laws, rules or regulations. Either party may terminate this Agreement without cause upon thirty
(30) days prior written notice to the other after the Initial Term of this Agreement. In the event of termination, AMERICOM shall return any advertising materials, sales items, Product samples and all other items owned by NET2PHONE upon written request by NET2PHONE. The obligations of the parties that, by their nature, survive termination of this Agreement shall so survive.

4.5 Non-Waiver. NET2PHONE's failure to require AMERICOM's performance of any term or condition of this Agreement shall not constitute a waiver and shall not affect the right of NET2PHONE to later enforce such provision, unless such waiver is made expressly in writing signed by an authorized representative of NET2PHONE.

4.6 Force Majeure. Neither party shall be liable (except in the case of nonpayment) for Service interruptions, delays, failures to perform, damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, acts of God, war and threat of imminent war, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the affected party's reasonable control. The party so delayed or prevented from performing shall provide prompt notice of such force majeure event and shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance.

4.7 Product Warranty. Each Product shall be warranted by either NET2PHONE or the Product manufacturer, or both, for a warranty period of twelve months from the date of purchase subject to the conditions set forth on the warranty card provided with each Product.

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

4.8 No Other Warranties. Except for the foregoing, while NET2PHONE attempts to provide Services consistent with industry standards, results may vary based on the quality of the Internet connection for which NET2PHONE is not responsible. ALL SERVICES PROVIDED BY NET2PHONE ARE PROVIDED ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES AS TO THE DESCRIPTION, QUALITY, MERCHANTIBILITY, NON-INFRINGEMENT, COMPLETENESS, FITNESS FOR A PARTICULAR PURPOSE, ALL SUCH WARRANTIES BEING EXPRESSLY EXCLUDED AND DISCLAIMED.

4.9 Limitation of Liability. In no event will NET2PHONE be liable to AMERICOM or any third party, for any direct, indirect, special, incidental or consequential losses or damages arising in any manner from this Agreement and the performance or non-performance of obligations hereunder whether a claim is brought in contract, tort or other legal theory, and even if NET2PHONE knew in advance about the possibility of such losses or damage.


4.10 Indemnification.

     (a) AMERICOM shall indemnify, defend and hold NET2PHONE, its affiliates, subsidiaries, officers, agents, directors, shareholders and employees (collectively "Affiliates") harmless from and against any and all claims, liabilities, losses or damages which arise out of (i) AMERICOM's breach (including any subcontractors of AMERICOM) of this Agreement or any acts or omissions which in any way misrepresent or harm NET2PHONE, its Affiliates or any Services; (ii) any claims by any of its subagents.
     (b) NET2PHONE shall indemnify, defend and hold AMERICOM harmless from and against any and all claims, liabilities, losses or damages which arise out of (i) NET2PHONE's breach of this Agreement or any acts or omissions which in any way misrepresent or harm AMERICOM; and (ii) NET2PHONE's breach of Product warranties; and (iii) infringement of the intellectual property rights of any third party, including patent, copyright or trademark infringement.

4.11 Independent Contractors. The parties expressly agree that NET2PHONE and AMERICOM are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity or to make commitments of any kind for the account of, or on behalf of, the other party, except to the extent, and for the purposes, expressly provided for and set forth herein.

4.12 Amendment and Modification. Subject to paragraph 4.3, no change, amendment, modification, termination or attempted waiver of any of the provisions set forth herein shall be binding unless made in writing and signed by duly authorized representatives of both parties hereto, and no representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

4.13 Assignment and Subcontracting. AMERICOM shall not assign this Agreement or any rights under this Agreement without the prior written consent of NET2PHONE. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns. AMERICOM shall be permitted to subcontract to other marketing firms, provided that it shall give prior written notice to NET2PHONE of each such subcontractor's name, address and other reach information; and shall be responsible to ensure that all of the activities of such subcontractors shall be in full compliance with each and every term and condition of this Agreement.

4.14 Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes herein two (2) business days after it is sent by registered or certified mail, prepaid and return receipt requested, or by nationally recognized overnight courier service, duly addressed and with proper postage. or upon receipt if sent via confirmed facsimile or by personal delivery, to the address set forth above or such other address as may be provided by the other party in writing for the purpose of receiving such notices.

4.15 Jurisdiction. This Agreement and the relationship between the parties hereto shall be governed by the laws of the State of New Jersey without giving effect to its conflicts of law provisions. Both parties consent to the exclusive jurisdiction and venue in the courts of New Jersey.

4.16 Severability. If a provision of this Agreement is held to be invalid or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement in any way. The parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of such invalid provision.

4.17 Headings. The article and paragraph headings used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement and the terms and provisions herein.

4.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

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

4.19 Entire Agreement. This Agreement, including any exhibits attached hereto, sets forth the entire agreement and understanding of the parties hereto and supersedes and merges any and all prior proposals, negotiations, representations, agreements, arrangements or understandings, both oral and written, relating to the subject matter hereof. The parties hereto have not relied on any proposal, negotiation or representation, whether written or oral, that is not expressly set forth herein.

4.20 Authority. Each party represents and warrants that: i) the signatory shown below has the authority to bind the party on whose behalf he/she is executing this Agreement; ii) the execution and delivery of this Agreement and performance of such party's obligations hereunder have been duly authorized; and iii) the Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



AmericomOnline.com, Inc.                   Net2Phone, Inc.

By: _________________________________      By: ____________________________________
Authorized Representative's Signature      Authorized Representative's Signature

_____________________________________      Jonathan Rand, Executive Vice President & Treasurer
Printed Name, Title


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